EXHIBIT 4.3


                       Form of Promissory Note March 2003








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                                                           Exhibit 4.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MUST BE HELD INDEFINITELY and MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAIABLE.

                                 PROMISSORY NOTE


$ ___________________                              Date: _______________ ,
2003

FOR VALUE RECEIVED, Corniche Group Incorporated, a Delaware corporation, ("Maker") promises to pay to _____________________________________ ("Payee"), in
lawful money of the United States of America, the principal sum of _________________________ ($ __________ ), together with interest thereon accruing at an annual rate equal to 15%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.


1.       PAYMENTS

         1.1   Principal and interest.

               Interest on the unpaid principal amount shall be payable monthly in arrears on the last day of each calendar month, commencing __________________ , 2003 until the entire principal amount shall be paid in full. All principal and accrued interest shall be paid in full on __________ , 2003.

         1.2   Manner of Payment

               All payments of principal and interest on this Note shall be made by check at ____________________________ or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York.

        1.3    Prepayment

               Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied first to accrued interest and then to principal.
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2.       DEFAULTS

        2.1    Events of Default

               The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

               (a)If Maker shall fail to pay when due any payment of principal or interest on this Note.

               (b)If, pursuant to or within the meaning of the United States
                  Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official;
                  (iv) make an assignment for the benefit of its creditors; or
                  (v) admit in writing its inability to pay its debts as they become due.

               (c)If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints of a trustee, receiver, assignee, liquidator or similar official for the Maker or substantially all of the Maker's properties; or (iii) orders the liquidation of the Maker, and in each case the order is not dismissed within 90 days.

          2.2  Remedies

               Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), (a) the interest rate will increase to a default rate of 20% per annum effective upon such Event of Default, and (b) Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable, and (ii) exercise all and any rights and remedies available to it under applicable law, including, without limitation, the right to collect from maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees and expenses.

         3.    REPRESENTATIONS BY PAYEE

               Payee represents and warrants to Maker as follows:
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               (a)Payee has received and examined all  information,  including financial statements, of or concerning Maker which Payee considers necessary to making an informed decision regarding this Note. In addition, Payee has had the opportunity to ask questions of, and receive answers from, the officers and agents of Maker concerning Maker and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Payee deemed necessary to verify the accuracy of the information referred to herein.

               (b) The Payee  acknowledges  and understands  that (i) the Maker will use the proceeds of this Note to enable Maker to commence the establishment of new business operations; (ii) the proceeds of this Note will not be sufficient to provide Maker with the necessary funds to achieve its current business plan; (iii) the Maker does not have sufficient cash available to repay this Note; (iv) this Note will not be guaranteed nor will it be secured by any assets of Maker nor senior to any other indebtedness of Maker; (v) the Maker will pay a commission to Maker's agent, Robert M. Cohen & Company, Inc. equal to 10% of the principal amount loaned pursuant to this Note; and (v) Payee bears the economic risk of never being repaid on this Promissory Note.

               (c) The Payee  hereby  certifies  that  Payee is an  "Accredited
                   Investor" (as that term is defined by Regulation D under the Securities Act of 1933, as amended) because at least one of the following statements is applicable to Payee:

                    (i) Payee  is an  Accredited  Investor  because  the  Payee had individual  income of more than  $200,000 in each of
                        the two  prior  calendar   years  and  reasonably
                        expects to have individual income in excess of $200,000 during the current calendar year.
                    (ii) The Payee is an  Accredited  Investor because the Payee and his spouse together had income of more than $300,000 in each of the two prior calendar years and reasonably expect to have joint income in excess of $300,000 during the current calendar year.
                   (iii) The Payee is an  Accredited  Investor because the Payee has an individual net worth, or the Payee and his spouse have a joint net worth of more than $1,000,000.

               (d) Payee  is  acquiring  this  Note  for his own  account,  for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

               (e) Payee   acknowledges   that  this  Note  (i)  has  not  been
                   registered under applicable securities laws, (ii) will be a "restricted security" as defined in applicable securities laws, (iii) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Payee's representations contained herein, and (iv) will not be
                   transferable    without    registration   under   applicable
                   securities laws, unless an exemption from such registration requirements is available.
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               (f)  Payee has reviewed and understands Maker's (i) Annual Report on Form 10-K for the fiscal year ended  December  31,  2001;
                    (ii) Quarterly Report on Form10-Q for the three and nine months ended September 30, 2002; (iii) Current Report on Form 8-K dated February 6, 2003; and (iv) Current Report on Form 8-K dated February 28, 2003.

4.       MISCELLANEOUS

         4.1  Waiver

              The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless it is in writing and signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum amount permitted by applicable law, (i) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

              Maker acknowledges that this Note and Maker's obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable. To the extent permitted by applicable law, Maker hereby absolutely, unconditionally and irrevocably forever waives any and all right to assert any defense, set-off, off-set, counterclaim, cross-claim, or claim of any nature whatsoever with respect to this Note or Maker's obligations hereunder.

         4.2  Notices

              Any notice or communication to be given hereunder by any party, to the other party shall be in writing and shall be deemed to have been given when personally delivered, or one day after the date sent by recognized overnight courier or transmitted by facsimile, which transmission by facsimile has been confirmed or 3 (three) days after the date sent by registered or certified mail, postage prepaid, as follows:

                  If to Maker, addressed to it at:

                  Corniche Group Incorporated
                  330 South Service Road
                  Suite 120
                  Melville, NY 11747
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                  Attn:    Mark Weinreb
                  Facsimile Number: (631) 574 4956

                  If to Payee, addressed to:

                  Name: ______________________________
                  Address: ___________________________
                           ___________________________

                  Or persons or addresses as may be designated in writing by the party to receive such notice.

         4.3  Severability

              If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         4.4  Governing Law.

              This Promissory Note will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         4.5  Assignment; Parties in Interest

              This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Maker, without the express prior written consent of Payee, and this Note will inure to the benefit of Payee and his heirs, estates, representatives, administrators, successors and assigns.

        4.6   Section Headings, Construction

              The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

              All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

        4.7   Savings Clause

              If, at any time, the rate of interest under this Note shall be deemed by any competent court of law, governmental agency or
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              tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any regulatory authority or agency, then during such time as such rate of interest would be deemed excessive, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal or, if all principal has been paid, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be promptly refunded to Maker.

        4.8   Waiver of Jury Trial

              MAKER AND PAYEE EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, IT BEING AGREED THAT ALL SUCH TRAILS SHALL BE CONDUCTED SOLELY BY A JUDGE. MAKER AND PAYEE EACH CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. MAKER AND PAYEE EACH AGREE AND ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE OR BEEN ADVISED THAT IT SHOULD BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE. IF MAKER OR PAYEE HAS DECIDED NOT TO BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE, IT IRREVOCABLY AND FOREVER WAIVES ANY AND ALL DEFENSES OR RIGHTS ARISING OUT OF OR RELATED TO SAID DECISION.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                            CORNICHE GROUP INCORPORATED

                                            By:
                                         _______________________________
                                      Name: Mark Weinreb
                                            Title: President and Chief
                                            Executive Officer

Accepted and agreed to:

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Payee